Exhibit 99.1

e.l.f. Beauty Announces Second Quarter Fiscal 2026 Results
– Delivered 27th Consecutive Quarter of Net Sales Growth –

– Issues Fiscal 2026 Outlook –
OAKLAND, California; November 5, 2025 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and six months ended September 30, 2025.
“Our Q2 results, which included 140 basis points of market share gains for our namesake e.l.f. brand and a record-breaking launch of rhode in Sephora North America, are a continuation of the consistent, category-leading growth we’ve delivered over the past 27 quarters,” said Tarang Amin, e.l.f. Beauty’s Chairman and Chief Executive Officer. “We remain confident in our strategy to grow market share and capitalize on the significant whitespace ahead of us.”
Three Months Ended September 30, 2025 Results
For the three months ended September 30, 2025, compared to the three months ended September 30, 2024:
•Net sales increased 14% to $343.9 million, primarily driven by growth in both our retailer and e-commerce channels, in the US and internationally.
•Gross margin decreased approximately 165 basis points to 69%, primarily driven by higher tariff costs, partially offset by benefits from pricing and mix.
•Selling, general and administrative (“SG&A”) expenses increased $45.0 million to $231.1 million, or 67% of net sales. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $33.0 million to $193.2 million, or 56% of net sales. The increase in SG&A is primarily related to an increase in marketing, merchandising and distribution costs, compensation and benefits, depreciation and amortization and professional fees.
•Other income (expense), net decreased from $3.8 million of other income to $1.9 million of other expense, primarily driven by an increase in foreign currency losses in the period attributable to currency rate fluctuation.
•Net income was $3.0 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $40.7 million.
•Diluted earnings per share were $0.05 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $0.68.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $66.2 million, or 19% of net sales, down 4% year over year.
Six Months Ended September 30, 2025 Results
For the six months ended September 30, 2025, compared to the six months ended September 30, 2024:
•Net sales increased 12% to $697.7 million, primarily driven by growth in both our retailer and e-commerce channels, in the US and internationally.
•Gross margin decreased approximately 190 basis points to 69%, primarily driven by higher tariff costs, partially offset by benefits from pricing and mix.
•Selling, general and administrative (“SG&A”) expenses increased $60.3 million to $427.0 million, or 61% of net sales. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $45.9 million to $370.5 million, or 53% of net sales. The increase in SG&A is primarily related to an increase in marketing, merchandising and distribution costs, depreciation and amortization, professional fees and compensation and benefits.
•Other income (expense), net decreased from $4.0 million to $3.2 million, primarily driven by an increase in foreign currency losses in the period attributable to currency rate fluctuation.
•Net income was $36.3 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $92.1 million.
•Diluted earnings per share were $0.62 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $1.57.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $153.3 million, or 22% of net sales, up 4% year over year.
Liquidity
As of September 30, 2025, the Company had $194.4 million in cash and cash equivalents, and $831.6 million of long-term debt, as compared to $96.8 million in cash and cash equivalents and $156.6 million of long-term debt outstanding as of September 30, 2024.

Fiscal 2026 Outlook

The Company is providing the following outlook for Fiscal 2026. When compared to Fiscal 2025, the outlook for Fiscal 2026 reflects an expected 18-20% increase in net sales.

	Fiscal 2025 Actuals	Fiscal 2026 Outlook
Net sales	$1,314 million	$1,550-1,570 million
Adjusted EBITDA	$297 million	$302-306 million
Adjusted effective tax rate	21%	23%
Adjusted net income	$198 million	$165-168 million
Adjusted diluted earnings per share	$3.39	$2.80-2.85
Fiscal year ending diluted shares outstanding	58 million	59 million
Webcast Details
The Company will hold a webcast to discuss the results from its second quarter fiscal 2026 today, November 5, 2025, at 4:30 p.m. Eastern Time. The webcast will be broadcast live at https://investor.elfbeauty.com/stock-and-financial/events-and-presentations. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About e.l.f. Beauty
e.l.f. Beauty (NYSE: ELF) is fueled by a belief that anything is e.l.f.ing possible. e.l.f. is a different kind of company that disrupts norms, shapes culture and connects communities, through positivity, inclusivity and accessibility. The mission is clear: to make the best of beauty accessible to every eye, lip and face. e.l.f. Beauty and its brands, e.l.f. Cosmetics, e.l.f. SKIN, Keys Soulcare, Well People, Naturium and rhode, are led by purpose, driven by results and elevated by superpowers. e.l.f. Beauty offers e.l.f. clean and vegan products, all double-certified by PETA and Leaping Bunny as cruelty free, and proudly stands as the first beauty company with Fair Trade Certified™ facilities. With a kind heart at the center of e.l.f.’s ethos, the company donates 2% of net profits to organizations that make positive impacts.
Learn more at https://www.elfbeauty.com/

Note Regarding non-GAAP Financial Measures

This press release includes references to non-GAAP measures, including adjusted EBITDA, adjusted SG&A, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to or substitutes for measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
Adjusted EBITDA excludes expense or income related to stock-based compensation, loss on extinguishment of debt and other non-cash and non-recurring items. Such other non-cash or non-recurring items include amortization of internal-use software costs related to cloud applications, acquisition related costs, and cloud computing ERP implementation costs.
Adjusted SG&A excludes expense related to stock-based compensation and other non-recurring items. Such other non-recurring items include other non-recurring cloud computing ERP implementation costs and acquisition related costs.
Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of expense or income related to stock-based compensation, other non-cash and non-recurring items, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.
Adjusted net income excludes expense related to stock-based compensation, loss on extinguishment of debt, other non-recurring items, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-recurring items include other non-recurring cloud computing ERP implementation costs and acquisition related costs.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company’s outlook for Fiscal 2026 under “Fiscal 2026 Outlook” above and those statements that we remain confident in our strategy to grow market share and capitalize on the significant whitespace ahead of us. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; and the Company’s ability to effectively manage its SG&A and other expenses. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Sam Critchell
VP, Corporate Development & Investor Relations kkatten@elfbeauty.com	VP, Corporate Communications scritchell@elfbeauty.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2025	2024	2025	2024
Net sales	$343,936	$301,075	$697,675	$625,552
Cost of sales	105,078	87,016	214,276	180,210
Gross profit	238,858	214,059	483,399	445,342
Selling, general and administrative expenses	231,142	186,141	426,974	366,716
Operating income	7,716	27,918	56,425	78,626
Other (expense) income, net	(1,878)	3,791	3,159	3,978
Interest expense, net	(9,153)	(3,761)	(11,785)	(7,426)
Loss on extinguishment of debt	(674)	—	(674)	—
(Loss) Income before provision for income taxes	(3,989)	27,948	47,125	75,178
Income tax benefit (provision)	6,985	(8,928)	(10,818)	(8,603)
Net income	$2,996	$19,020	$36,307	$66,575

Net income per share:
Basic	$0.05	$0.34	$0.63	$1.19
Diluted	$0.05	$0.33	$0.62	$1.14
Weighted average shares outstanding:
Basic	58,361,701	56,345,648	57,350,647	56,160,796
Diluted	59,593,910	58,482,530	58,640,028	58,517,993

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	September 30, 2025	March 31, 2025	September 30, 2024
Assets
Current assets:
Cash and cash equivalents	$194,403	$148,692	$96,768
Accounts receivable, net	154,688	126,010	146,559
Inventory, net	247,390	187,170	238,798
Prepaid expenses and other current assets	110,756	78,688	71,914
Total current assets	707,237	540,560	554,039
Property and equipment, net	44,419	28,787	15,563
Intangible assets, net	575,376	207,698	216,396
Goodwill	851,830	340,582	340,582
Other assets	139,920	130,548	110,435
Total assets	$2,318,782	$1,248,175	$1,237,015

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$22,500	$—	$100,250
Accounts payable	109,296	72,180	93,617
Accrued expenses and other current liabilities	130,074	104,876	117,030
Total current liabilities	261,870	177,056	310,897
Long-term debt	831,551	256,676	156,648
Deferred tax liabilities	20,897	3,812	4,833
Long-term operating lease obligations	55,629	48,721	36,176
Other long-term liabilities	9,826	1,055	766
Total liabilities	1,179,773	487,320	509,320

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of September 30, 2025, March 31, 2025 and September 30, 2024; 59,430,231, 55,730,037 and 56,331,038 shares issued and outstanding as of September 30, 2025, March 31, 2025 and September 30, 2024, respectively	593	556	562
Additional paid-in capital	1,283,385	942,025	954,455
Accumulated other comprehensive income	971	521	439
Accumulated deficit	(145,940)	(182,247)	(227,761)
Total stockholders' equity	1,139,009	760,855	727,695
Total liabilities and stockholders' equity	$2,318,782	$1,248,175	$1,237,015

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Six months ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$36,307	$66,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,478	19,300
Non-cash lease expense	5,541	4,503
Stock-based compensation expense	39,345	34,612
Amortization of debt issuance costs and discount on debt	487	276
Deferred income taxes	18,716	1,324
Acquisition-related seller expenses	(47,100)	—
Loss on extinguishment of debt	674	—
Other, net	2,390	18
Changes in operating assets and liabilities:
Accounts receivable	2,958	(21,221)
Inventory	(19,211)	(45,071)
Prepaid expenses and other assets	(48,755)	(48,863)
Accounts payable and accrued expenses	24,358	5,188
Other liabilities	3,460	(4,192)
Net cash provided by operating activities	50,648	12,449

Cash flows from investing activities:
Acquisition, net of cash acquired	(580,603)	—
Purchase of property and equipment	(13,944)	(2,409)
Other, net	(464)	(93)
Net cash used in investing activities	(595,011)	(2,502)

Cash flows from financing activities:
Proceeds from revolving line of credit	50,000	—
Repayment of revolving line of credit	(50,000)	—
Proceeds from long-term debt	600,000	—
Repayment of long-term debt	—	(5,375)
Debt issuance costs paid	(6,891)	—
Repurchase of common stock	—	(17,076)
Cash received from issuance of common stock	1,771	533
Other, net	—	(58)
Net cash provided by (used in) financing activities	594,880	(21,976)

Effect of exchange rate changes on cash and cash equivalents	194	614

Net increase (decrease) in cash, cash equivalents and restricted cash	50,711	(11,415)
Cash, cash equivalents and restricted cash - beginning of period	148,692	108,183
Cash, cash equivalents and restricted cash - end of period	$199,403	$96,768

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended September 30,		Six months ended September 30,
	2025	2024	2025	2024
Net income	$2,996	$19,020	$36,307	$66,575
Interest expense, net	9,153	3,761	11,785	7,426
Income tax (benefit) provision	(6,985)	8,928	10,818	8,603
Depreciation and amortization	18,328	10,242	31,520	19,300
EBITDA	$23,492	$41,951	$90,430	$101,904
Stock-based compensation	29,477	21,648	39,345	34,612
Loss on extinguishment of debt (a)	674	—	674	—
Other non-cash and non-recurring items (b)	12,594	5,730	22,851	10,247
Adjusted EBITDA	$66,237	$69,329	$153,300	$146,763

(a) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(b) Represents other non-cash or non-recurring items, which include amortization of internal-use software costs related to cloud applications, acquisition related costs, and cloud computing ERP implementation costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended September 30,		Six months ended September 30,
	2025	2024	2025	2024
Selling, general and administrative expenses	$231,142	$186,141	$426,974	$366,716
Stock-based compensation	(29,469)	(21,644)	(39,348)	(34,602)
Other non-recurring items (a)	(8,445)	(4,226)	(17,088)	(7,430)
Adjusted selling, general and administrative expenses	$193,228	$160,271	$370,538	$324,684

(a) Represents other non-recurring cloud computing ERP implementation costs and acquisition related costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2025	2024	2025	2024
Net income	$2,996	$19,020	$36,307	$66,575
Stock-based compensation	29,477	21,648	39,345	34,612
Other non-recurring items (a)	9,179	4,226	17,822	7,430
Loss on extinguishment of debt (b)	674	—	674	—
Amortization of acquired intangible assets (c)	8,872	4,349	13,221	8,698
Tax Impact (d)	(10,473)	(4,248)	(15,319)	(8,002)
Adjusted net income	$40,725	$44,995	$92,050	$109,313

Weighted average number of shares outstanding – diluted	59,593,910	58,482,530	58,640,028	58,517,993
Adjusted diluted earnings per share	$0.68	$0.77	$1.57	$1.87

(a) Represents other non-recurring cloud computing ERP implementation costs and acquisition related costs.
(b) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(c) Represents amortization expense of acquired intangible assets consisting of customer relationships and trademarks.
(d) Represents the tax impact of the above adjustments.